Exhibit 99.4

Dear Valued Depositor:

We are writing to tell you of an investment opportunity, and just as importantly, to request your vote on a matter of importance. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), BayVanguard Bank will be converting from the mutual holding company form to the full stock form of organization. In connection with the conversion, BV Financial, Inc., the parent company of BayVanguard Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus a Stock Order Form, a Q&A Brochure and a Proxy Statement which describe the conversion and the offering.

THE PROXY VOTE

Your vote is extremely important for us to complete the conversion and stock offering. We must receive approval of our depositors to implement the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at BayVanguard Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote ‘‘FOR’’ the Plan.

Please note:

•	The proceeds resulting from the sale of the common stock of BV Financial, Inc. will support our business strategy.

•

There will be no change to balances, interest rates or other terms of your accounts at BayVanguard Bank as a result of the conversion. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.

•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING

As an eligible depositor of BayVanguard Bank, you have non-transferable rights, but no obligation, to purchase shares of BV Financial, Inc. common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of BV Financial, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand delivery to our Stock Information Center at BayVanguard Bank’s office located at 125 Mountain Rd., Pasadena, MD, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:30 p.m., Eastern Time, on June 20, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a BV Financial, Inc. stockholder.

Sincerely,

David M. Flair	Timothy L. Prindle
Co-President and Chief Executive Officer	Co-President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of BV Financial, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (443) 637-6212

from 9:00 a.m. to 4:30 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

We are writing to tell you of an investment opportunity. Pursuant to a Plan of Conversion and Reorganization, BayVanguard Bank will be converting from the mutual holding company form to the full stock form of organization. In connection with the conversion, BV Financial, Inc., the parent company of BayVanguard Bank, is conducting an offering if shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form and a Q&A Brochure which describe the conversion and, the offering.

THE STOCK OFFERING

Our records indicate that you were a depositor of BayVanguard Bank as of the close of business on December 31, 2021 or, which account(s) was/were closed thereafter. As such, you have a non-transferable right, but no obligation, to purchase shares of BV Financial, Inc. common stock during our Subscription Offering before any shares are made available for sale to the general public.

The BV Financial, Inc. common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully. If you are interested in purchasing shares of BV Financial, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand delivery to our Stock Information Center at BayVanguard Bank’s office located at 125 Mountain Rd., Pasadena, MD, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:30 p.m., Eastern Time, on June 20, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a BV Financial, Inc. stockholder.

Sincerely,

David M. Flair	Timothy L. Prindle
Co-President and Chief Executive Officer	Co-President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of BV Financial, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (443) 637-6212

from 9:00 a.m. to 4:30 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Interested Investor:

We are writing tell you of an investment opportunity. Pursuant to a Plan of Conversion and Reorganization, BayVanguard Bank will be converting from the mutual holding company form to the full stock holding company form of organization. In connection with the conversion, BV Financial, Inc., the parent company of BayVanguard Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form and a Q&A Brochure which describe the conversion and the offering.

THE STOCK OFFERING

The BV Financial, Inc. common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully. If you are interested in purchasing shares of BV Financial, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand delivery to our Stock Information Center and at Bay Vanguard Bank’s office located at 125 Mountain Rd., Pasadena, MD, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:30 p.m., Eastern Time, on June 20, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a BV Financial, Inc. stockholder.

Sincerely,

David M. Flair	Timothy L. Prindle
Co-President and Chief Executive Officer	Co-President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of BV Financial, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (443) 637-6212

from 9:00 a.m. to 4.30 p.m., Eastern Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Performance Trust Capital Partners, LLC, has been retained by BV Financial, Inc. as marketing agent in connection with the offering of BV Financial, Inc. common stock.

At the request of BV Financial, Inc., we are enclosing materials regarding the offering of shares of BV Financial, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Performance Trust Capital Partners, LLC

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of BV Financial, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

Questions?

Call our Stock Information Center at (443) 637-6212

from 9:00 a.m. to 4:30 p.m., Eastern Time, Monday through Friday, except bank holidays.

Questions and Answers

About Our Plan of Conversion

and Related Stock Offering

This brochure answers questions about our plan of conversion and reorganization and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the plan of conversion and reorganization is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the plan of conversion and reorganization?

A.

Under our Plan of Conversion and Reorganization (the “Plan”), BayVanguard Bank is converting from the partially public mutual holding company form of organization to the fully public stock holding company form of organization. Bay-Vanguard, M.H.C., Inc. (the “MHC”) owns 86.8% of the common stock of our holding company, BV Financial, Inc. (“BV Financial”). The remaining 12.2% of the common stock is owned by public stockholders. Shares of common stock of BV Financial representing the 86.8% ownership interest of the MHC are currently being offered for sale.

At the completion of the conversion, current public stockholders of BV Financial will exchange their shares of common stock for newly issued shares of common stock of BV Financial, to maintain their approximate percentage ownership in our organization immediately prior to the conversion.

At the completion of the conversion, 100% of the common stock of BV Financial will be owned by public stockholders, the MHC’s shares of BV Financial will be cancelled, and the MHC will cease to exist.

Q.	What are the reasons for the conversion and offering?

A.

Our primary reasons for the conversion and offering are to facilitate future mergers and acquisitions, support our planned growth and strengthen our regulatory capital position, improve the liquidity of our shares of common stock, facilitate our ability to pay dividends to our public stockholders, and transition our organization to the more flexible stock holding company structure.

Q.	Will customers notice any change in the day-to-day activities of BayVanguard Bank as a result of the conversion and offering?

A.

No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, or staff as a result of the conversion.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.

No. The conversion and offering will not affect the balance, rate or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits.

THE PROXY VOTE

Although we have received regulatory approval, the Plan is also subject to approval by stockholders and eligible depositors.

Q.	Why should I vote “FOR” the Plan?

A.

Your vote “FOR” the plan is extremely important to us. Each voting depositor of BayVanguard Bank received one or more packages containing Proxy Cards and a Proxy Statement describing the Plan. The Plan cannot be implemented without stockholder and depositor approval.

If you have more than one eligible account, you may have received multiple packages. Please open all packages and vote all Proxy Cards sent to you.

Voting does not obligate you to purchase common stock during the offering.

Q.	Who is eligible to vote on the Plan?

A.	BayVanguard Bank depositors as of the close of business on May 2, 2023 are entitled to vote (provided that they continue to be depositors as of the date of the Special Meeting).

Q.	What happens if I don’t vote?

A.

Your vote is very important. Not voting the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	How do I vote?

A.

You may cast your vote immediately today by following the telephone or Internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also deliver your signed proxy card(s) to any BayVanguard Bank office during normal banking hours. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.

Depositors at the close of business on May 2, 2023 are entitled to one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 1,000 votes. For security purposes, Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.

If you had more than one deposit account on May 2, 2023, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all of the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.

The name(s) reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND

PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.

BV Financial is offering for sale between 9,775,000 and 13,225,000 shares of common stock at $10.00 per share, subject to increase to 15,208,750 shares. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of BV Financial common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of BayVanguard Bank with aggregate balances of at least $50 at the close of business on December 31, 2021;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of BayVanguard Bank with aggregate balances of at least $50 at the close of business on March 31, 2023; and

Priority #4 — Depositors of BayVanguard Bank at the close of business on May 2, 2023.

Shares not sold in the Subscription Offering may be offered for sale to the general public through a community offering with a preference given first to residents of the communities served by BayVanguard Bank.

Q.

I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.

No. Subscription rights are non-transferable! Only those persons eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. Subject to limited exceptions, to preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription Offering?

A.

Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to our Stock Information Center at BayVanguard Bank’s office located at 125 Mountain Rd., Pasadena, MD, or by mail using the Stock Order Reply Envelope provided. You may not hand-deliver Stock Order Forms to any other location. Please do not mail Stock Order Forms to BayVanguard Bank’s offices.

Q.	What is the deadline for purchasing shares?

A.

To purchase shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 4:30 p.m., Eastern Time, on June 20, 2023. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, payable to BV Financial, Inc. All checks will be deposited upon receipt. We cannot accept wires or third party checks. BayVanguard Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your BayVanguard Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds for withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at BayVanguard Bank may not be listed for withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.05% per annum from the date your payment is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing withdrawal from your deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	How many shares may I subscribe for?

A.

The minimum order is 25 shares ($250). Generally, the maximum number of shares that may be purchased by any person, either individually or together with an associate or group of persons acting in concert is 70,000 shares ($700,000) of common stock in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my BayVanguard Bank individual retirement account (“IRA”) to purchase shares?

A.

It is possible to use funds currently held in retirement accounts with BayVanguard Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at BayVanguard Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the June 20, 2023 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	Can I subscribe for shares and add someone who is not on my accounts to my stock registration?

A.	No.

Q.	May I use a loan from BayVanguard Bank to pay for shares?

A.

No. BayVanguard Bank, by regulation, may not extend a loan for the purchase of BV Financial common stock during the offering. Similarly, you may not use existing BayVanguard Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond August 4, 2023, or the number of shares of common stock to be sold is increased to more than 15,208,750 shares or decreased to less than 9,775,000 shares.

Q.	Are directors and executive officers of BayVanguard Bank planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 361,500 shares ($3.6 million).

Q.	Will the stock be insured?

A.	No. Like any common stock, BV Financial’s common stock will not be insured.
Q.	Will dividends be paid on the stock?

A.

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. While management intends to pay a dividend following the completion of the conversion and offering, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or, if dividends are paid, that any such dividends will not be reduced or eliminated in the future.

Q.	How will BV Financial shares trade?

A.

Upon completion of the conversion and offering, BV Financial’s shares will trade on the Nasdaq Capital Market under the symbol “BVFL.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell BV Financial shares in the future.

Q.	If I purchase shares during the Offering, when will I receive my shares?

A.

All shares of BV Financial common stock sold in the Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

Although the shares of BV Financial common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares.

Your ability to sell the shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.

The outstanding shares of BV Financial common stock held by public stockholders the completion of the conversion and stock offering will be exchanged for newly issued shares of BV Financial common stock. The number of shares of BV Financial common stock to be received by BV Financial public stockholders will depend on the number of shares sold in the offering.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center at (443) 637-6212, from 9:00 a.m. to 4:30 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of BV Financial common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may cast your vote immediately today by following the telephone or Internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also deliver your signed proxy card(s) in-person to any BayVanguard Bank office.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION.

Not Voting has the same effect as voting

“Against” the Plan of Conversion and Reorganization.

Voting does not obligate you to purchase

Common Stock during the Offering.

THE PLAN OF CONVERSION AND REORGANIZATION WILL

NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT

OR YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT

ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC,

UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center at (443) 637-6212

from 9:00 a.m. to 4:30 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not yet voted all of the Proxy Card(s)

we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED ALL OF YOUR PROXY CARDS, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

AGAINST THE PLAN OF CONVERSION AND

REORGANIZATION.

Your Board of Directors urges you to vote “FOR” the

Plan of Conversion and Reorganization.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING,

NOR DOES IT AFFECT YOUR BAYVANGUARD BANK

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center at (443) 637-6212

from 9:30 a.m. to 4:30 p.m., Eastern Time, Monday through Friday,

except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST THE PLAN OF CONVERSION AND

REORGANIZATION (THE “PLAN”).

In order to implement the Plan, we must obtain the approval of our depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you have voted all of your proxy cards,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at BayVanguard Bank. Deposit accounts will continue to be insured by the FDIC up to the maximum legal limits. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center at (443) 637-6212

from 9:00 a.m. to 4:30 p.m., Eastern Time, Monday through Friday,

except bank holidays.

PG3

BAY-VANGUARD, M.H.C., INC.

     Please vote by marking one of the boxes as shown.

1.       The approval of the Plan of Conversion and Reorganization, as described in more detail in the accompanying proxy statement.

REVOCABLE PROXY CONTROL NUMBER
FOR	AGAINST

The undersigned acknowledges receipt, before the execution of this proxy, of the Notice of Special Meeting of Members, the MHC’s proxy statement for the Special Meeting of Members, and BV Financial, Inc.’s prospectus.

Signature Date

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN, AND RETURN ALL CARDS IN THE ENCLOSED PROXY RETURN ENVELOPE. NONE ARE DUPLICATES.

DETACH HERE

WHAT Am I Voting For?

We are counting on you to cast your vote “FOR” the approval of the plan of conversion and reorganization.

WHY Vote?

Because your vote makes a difference. As a valued customer, your vote is important to us. The proposal requires the approval of our members. Your vote “FOR” will help us support our future growth, enhance our capital position, improve the trading liquidity of our shares of common stock, and transition BayVanguard Bank to a more familiar and flexible holding company structure. We value your relationship and continued support of BayVanguard Bank and are asking you to help us meet our goal by voting today.

HOW Do I Vote?

1 of 3 ways. Please have your control number(s) ready when voting by telephone or Internet.

PROXY VOTING INSTRUCTIONS

By Mail RETURN ENVELOPE	By Phone (844) 254-8899	By Internet BV.laurelhill.com
PROXY CARDS CAN BE RETURNED IN ONE ENVELOPE.	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL.

THANK YOU For Your Vote.

If you have more than one account, you may receive more than one proxy card depending on the ownership structure of your accounts. Please support us and vote all proxy cards received.

BAY-VANGUARD, M.H.C., INC.	REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BAY-VANGUARD, M.H.C., INC.

SPECIAL MEETING OF MEMBERS TO BE HELD ON June 29, 2023

The undersigned hereby appoints David M. Flair with full powers of substitution, to act as attorney and proxy for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held on June 29, 2023 at the main office of BayVanguard Bank, 7114 North Point Road, Baltimore, MD, at 4:00 p.m., Eastern Time, and at any and all adjournments thereof, as follows, in accordance with the instructions on the reverse side hereof:

1.  The approval of a Plan of Conversion and Reorganization whereby Bay-Vanguard, M.H.C., Inc., will convert, and BV Financial, Inc. will reorganize, from the mutual holding company structure to the stock holding company structure, as described in more detail in the accompanying proxy statement.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote during the Special Meeting, or at any adjournments, and notifies the Secretary of Bay-Vanguard, M.H.C., Inc., at the Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE PROPOSAL STATED ABOVE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

(Continued on reverse side)

DETACH HERE

WHY Convert?

The plan of conversion and reorganization will provide us with access to additional capital, which will provide us the financial strength to better serve our customers and support our future growth and expansion.

WHAT Will Change?

The conversion is an internal change to our corporate structure and will have no effect on the staffing, products or services we offer to our customers. Voting will not affect your deposit accounts or loans. Deposit accounts will continue to be federally insured.

We appreciate your vote and your continued support of BayVanguard Bank

Please support us and vote all proxy cards received